UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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The Toro Company
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The Toro Company
8111 Lyndale Avenue South, Bloomington, Minnesota
Telephone 952/888-8801

Michael J. Hoffman

Chairman, President and CEO

January 31, 2007

Dear Fellow Stockholders:

I am pleased to invite you to join us for the Toro Annual Meeting of Stockholders to be held on Tuesday, March 13, 2007 at 1:30 p.m. Central Time at our corporate offices. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are presented in the Notice of Annual Meeting and Proxy Statement that follow.

We hope you plan to attend the Annual Meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card or using Internet or telephone voting as described in the Proxy Statement, even if you plan to attend the meeting.

On behalf of your Toro Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Michael J. Hoffman

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TORO THE EXPENSE OF ADDITIONAL SOLICITATION.

Count on it.

NOTICE OF ANNUAL MEETING

The Toro Company 2007 Annual Meeting of Stockholders will be held on Tuesday, March 13, 2007 at 1:30 p.m. Central Time at Toro’s corporate offices at 8111 Lyndale Avenue South, Bloomington, Minnesota, for the following purposes:

1.                Elect four directors, each to serve for a term of three years;

2.                Re-approve The Toro Company Performance Share Plan; and

3.                Ratify the selection of the independent registered public accounting firm for Toro for Fiscal 2007 (the fiscal year ending October 31, 2007);

and to transact any other business properly brought before the Annual Meeting or any adjournment of the meeting. We are not aware of any items of other business to be presented at the meeting.

Stockholders of record at the close of business on January 17, 2007 (the “Record Date”) will be entitled to vote at the meeting or at any adjournment of the meeting.

A stockholder list will be available at Toro’s corporate offices beginning February 28, 2007 during normal business hours for examination by any stockholder registered on Toro’s Stock Ledger as of the Record Date for any purpose germane to the Annual Meeting.

Since a majority of the outstanding shares of Toro Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE BY INTERNET OR TELEPHONE.

January 31, 2007

BY ORDER OF THE BOARD OF DIRECTORS

J. LAWRENCE MCINTYRE
Vice President, Secretary and
General Counsel

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING
VOTING PROCEDURES
STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL ONE—ELECTION OF DIRECTORS
—Director Independence
—Certain Relationships and Related Transactions
—Board Meetings During Fiscal 2006
—Nominees for Election to Board of Directors
—Members of Board of Directors Continuing in Office
—Board Compensation
—Board Committees
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
—Summary Compensation table
—Employment Agreements
—Stock Options
—Option Grants in Fiscal 2006
—Aggregated Option Exercises in Fiscal 2006 and Fiscal Year-End Values
—Long-Term Incentive Compensation
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
—General Policies
—Base Salary
—Incentive Compensation
—Stock Ownership Guidelines
—Approval of Incentive Plans
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL TWO—RE-APPROVE THE TORO COMPANY PERFORMANCE SHARE PLAN
—Description of the Performance Share Plan
PROPOSAL THREE—RATIFY SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
—Audit, Audit-Related, Tax and Other Fees
—Auditor Fees Pre-Approval Policy
CORPORATE GOVERNANCE
—Corporate Governance Certification
—Board of Directors Business Ethics Policy Statement
—Code of Conduct and Code of Ethics for the CEO and Senior Financial Officers
—Complaint Procedure; Communications with Directors
OTHER INFORMATION
—Stockholder Proposals for Annual Meeting in 2008
—Householding of Annual Meeting Materials
—Electronic Delivery of Proxy Materials and Annual Report
—Annual Report
—Cost and Method of Solicitation
—Other Business

THE TORO COMPANY
8111 Lyndale Avenue South
Bloomington, MN 55420-1196

PROXY STATEMENT

The Toro Company Board of Directors is soliciting your proxy for use at the 2007 Annual Meeting of Stockholders to be held at 1:30 p.m. Central Time on Tuesday March 13, 2007. The Notice, this Proxy Statement and the enclosed form of proxy are intended to be mailed to stockholders beginning Wednesday, January 31, 2007.

VOTING PROCEDURES

Who Can Vote

Stockholders of record at the close of business on January 17, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournment of the meeting. On that date, Toro had 41,098,144 shares of Common Stock outstanding. Each share of Toro Common Stock you own entitles you to one vote.

Dividend Reinvestment Plan Shares.   If you are a participant in Toro’s Dividend Reinvestment Plan, the number shown on the enclosed proxy card includes shares held for your account in that plan.

Employee Benefit Plan Shares.   If you are a participant in a Toro employee benefit plan that allows participant-directed voting of Common Stock held in that plan, the number of shares on the enclosed proxy card includes shares you hold in that plan, as well as shares you own of record, if any. The trustee for each plan will cause votes to be cast confidentially in accordance with your instructions. Plan shares not voted by participants will be voted by the trustee in the same proportion as the votes actually cast by participants, in accordance with the terms of the respective plans.

How You Can Vote

If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

•       Vote by Internet, by going to the web address www.proxyvote.com and following the instructions for Internet voting shown on the enclosed proxy card.

•       Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the enclosed proxy card.

•       Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or by telephone.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on. For the election of directors, you may (1) vote FOR all of the nominees, (2) WITHHOLD your vote from all nominees or (3) WITHHOLD your vote from nominees you designate. See Proposal One—Election of Directors. For each of the other proposals, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting.

If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, we will vote them FOR Proposal One—Election of Directors, FOR Proposal Two—Re-approve The Toro Company Performance Share Plan and FOR Proposal Three—Ratify Selection of Independent Registered Public Accounting Firm.

How You May Revoke or Change Your Vote

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•       Submitting another proper proxy with a more recent date than that of the proxy first given by:

•        Following the Internet voting instructions, or

•        Following the telephone voting instructions or

•        Completing, signing, dating and returning a proxy card to Toro.

•       Sending written notice of revocation to Toro’s Corporate Secretary.

•       Attending the Annual Meeting and voting by ballot.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions they provide.

Quorum and Vote Requirements

A majority of the outstanding shares of Common Stock must be present in person or by proxy in order to have a quorum to conduct business at the Annual Meeting. Shares represented by proxies marked “Abstain” or “Withheld” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on some types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Under Delaware law, in the absence of a bylaw or provision in a corporation’s certificate of incorporation to the contrary, the affirmative vote of a plurality of shares of Common Stock present in person or represented by proxy at the meeting is required for the election of directors under Proposal One. Under Toro’s Bylaws, if a majority of the shares present in person or represented by proxy at the meeting are designated to be “withheld” from or are voted “against” a nominee for director, that director must tender his or her resignation for consideration by the

Nominating and Governance Committee. The committee then must evaluate the best interests of Toro and its stockholders and recommend action to be taken by the Board with respect to such tendered resignation.

Proposals Two and Three will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy, and entitled to vote, provided that for Proposal Two, the total votes cast must represent over 50% in interest of all securities entitled to vote on the proposal.

Under New York Stock Exchange (also referred to as NYSE) rules, if your shares are held in “street name” and you do not indicate how you wish to vote, the broker is permitted to exercise its discretion to vote your shares on the election of directors (Proposal One) and on the ratification of the selection of our independent registered public accounting firm (Proposal Three). If you do not direct the broker how to vote on Proposal Two, however, the broker may not exercise discretion and may not vote your shares, resulting in a broker non-vote. Broker non-votes are not considered to be “entitled to vote” on Proposal Two and therefore cannot be counted in determining the total votes cast on that matter. As a result, broker non-votes can have the effect of a negative vote, if at least 50% of the shares of outstanding Common Stock, excluding the broker non-votes, are not voted on the proposal. Abstentions and withheld votes will be counted in determining the total number of votes cast on each of the proposals and will therefore also have the effect of a negative vote.

Procedures at the Annual Meeting

The presiding officer at the Annual Meeting will determine how business will be conducted. Only matters brought before the Annual Meeting in accordance with Toro’s Bylaws will be considered.

Only a natural person present at the Annual Meeting who either is a Toro stockholder or is properly acting on behalf of a stockholder may make a motion or second a motion. A person acting on behalf of a stockholder must present a written statement executed by the stockholder or the duly authorized representative of the stockholder on whose behalf the person purports to act.

STOCK OWNERSHIP

The following table shows the beneficial ownership of Toro Common Stock by each of the directors and nominees, the Chief Executive Officer and the four other most highly compensated executive officers named in the Summary Compensation Table (“named executive officers”), as of January 17, 2007, the Record Date. The table also shows beneficial ownership by holders of more than 5% of the Common Stock and by all directors and executive officers as a group, including the named executive officers.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)		Common Stock Beneficially Owned as Percent of Common Stock Outstanding
T. Rowe Price Associates, Inc.	2,333,380	(3)	5.67%
200 E. Pratt Street
Baltimore, MD 21202
Mairs and Power, Inc.	2,215,783	(4)	5.39%
W-1520 First National Bank Building
St. Paul, MN 55101
Ronald O. Baukol	42,427	(5)	*
Robert C. Buhrmaster	42,137	(5)	*
Winslow H. Buxton	57,110	(5)(6)	*
Janet K. Cooper	21,555	(5)	*
Gary L. Ellis	852		*
Katherine J. Harless	13,956		*
Michael J. Hoffman	434,344	(7)	1.05%
J. Lawrence McIntyre	127,041	(7)	*
Sandra J. Meurlot	99,969	(7)	*
Karen M. Meyer	384,286	(7)	*
Robert H. Nassau	18,037	(5)	*
Gregg W. Steinhafel	34,225	(5)	*
Christopher A. Twomey	40,983	(5)(6)	*
Stephen P. Wolfe	444,394	(6)(7)	1.08%
All directors and executive officers as a group (24 persons)	2,305,727	(5)(6)(7)	5.55%

*                   Less than 1% of the outstanding shares of Common Stock

(1)       Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (i) the power to vote or to direct the voting of such shares or (ii) the power to dispose or direct the disposition of such shares. In addition, beneficial ownership includes shares that such person has the right to acquire within 60 days.

(2)       Includes shares held of record, shares that may be acquired upon exercise of stock options within 60 days and shares allocated to executive officers under The Toro Company Investment, Savings and Employee Stock Ownership Plan (“Investment and Savings Plan”). Stock options exercisable within 60 days for each of the named directors and executive officers are as follows: Mr. Baukol 15,849 shares, Mr. Buhrmaster 15,849 shares, Mr. Buxton 15,849 shares, Ms. Cooper 3,849 shares, Ms. Harless 7,849 shares, Mr. Hoffman 228,501 shares, Mr. McIntyre 25,722 shares, Ms. Meurlot 49,867 shares, Ms. Meyer 102,064 shares,

Mr. Nassau 2,515 shares, Mr. Steinhafel 7,849 shares, Mr. Twomey 15,849 shares, Mr. Wolfe 129,667 shares and all directors and executive officers as a group 858,160 shares.

(3)       T. Rowe Price Associates, Inc., an investment adviser, provided Toro with its Form 13G reflecting beneficial ownership as of December 31, 2005 of  2,333,380 shares of Toro Common Stock, with sole voting power with respect to 304,700 shares and sole dispositive power with respect to 2,333,380 shares.

(4)       Mairs and Power, Inc., an investment adviser, filed a Form13G/A on December 14, 2006 reflecting beneficial ownership as of December 31, 2005 of 2,215,783 shares of Toro Common Stock, with sole voting power with respect to 1,933,500 shares and sole dispositive power with respect to 2,215,783 shares.

(5)       Includes Common Stock units credited under The Toro Company Deferred Compensation Plan for Non-Employee Directors. Units credited for each of the nonemployee directors at January 17, 2006 were as follows: Mr. Baukol 3,893 units, Mr. Buhrmaster 3,893 units, Mr. Buxton 2,096 units, Ms. Cooper 9,284 units, Mr. Nassau 14,376 units, Mr. Steinhafel 1,198 units and Mr. Twomey 2,096 units.

(6)       Includes shares held in trusts for estate planning purposes as follows: 39,165 for Mr. Buxton, 22,664 for Mr. Himan, 23,038 for Mr. Twomey, 39,411 for Mr. Wolfe and 124,278 shares by all directors and executive officers as a group. 5,933 of the shares shown for Mr. Buxton and for the group are beneficially owned by Mr. Buxton’s spouse.

(7)       Includes Common Stock units credited under The Toro Company Deferred Compensation Plan for Officers (“Officers Deferred Compensation Plan”). Amounts credited represent shares of Common Stock earned, and that would otherwise have been issued, under The Toro Company Performance Share Plan (the “Performance Share Plan”), a stockholder-approved incentive compensation plan. See “Proposal Two—Re-approve The Toro Company Performance Share Plan”. Also includes Common Stock units credited in lieu of cash payments that were earned and otherwise would have been paid, and matching units that have fully vested, under The Toro Company Annual Management Incentive Plan II (the “Annual Incentive Plan”), a stockholder-approved incentive compensation plan. This stock award under the Annual Incentive Plan has been discontinued. Shares are credited as Common Stock units and fluctuate with the value of Toro’s Common Stock. If Toro pays a dividend on its Common Stock, we credit participants’ accounts with additional Common Stock units having a value equal to cash dividends that would have been paid, based on the market price of Common Stock on the date the dividend is paid. Common Stock units are distributed only in shares of Common Stock. Units credited for each of the named executive officers at the Record Date were: Mr. Hoffman 44,866 units, Mr. McIntyre 88,382 units, Ms. Meurlot 49,600 units, Ms. Meyer 219,266 units, Mr. Wolfe 235,025 units and all directors and officers as a group hold 792,504 units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission (SEC) require us to disclose the identity of directors and executive officers of the Common Stock of Toro who did not file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934. Based on review of reports filed by these reporting persons on the SEC’s electronic filing system (EDGAR), Toro believes that all directors and executive officers and greater than 10% owners complied with all filing requirements applicable to them during Fiscal 2006, except that a Form 4 reporting two open market sales by Mark B. Stinson, General Manager LCB-Exmark, and a Form 5 reporting a gift by Mr. Wolfe, Vice President, Finance and Chief Financial Officer, were not filed on a timely basis as a result of administrative errors.

PROPOSAL ONE—ELECTION OF DIRECTORS

Under Article VI, Section 1 of Toro’s Amended and Restated Certificate of Incorporation, the Toro Board of Directors may be comprised of between eight and twelve directors. The Board has fixed the number at ten. The Board is divided into three classes, with each class elected in a different year for a term of three years. The four nominees for election at the 2007 Annual Meeting—Robert C. Buhrmaster, Winslow H. Buxton, Robert H. Nassau and Christopher A. Twomey—have consented to serve if elected. Under Toro’s Bylaws, the Board has the power to fill the vacancies, if nominees are later identified by the committee, or to appoint a substitute, if a nominee is unable to stand for election.

Director Independence

The Board has affirmatively determined that none of the nonemployee directors—Ronald Baukol, Robert Buhrmaster, Winslow Buxton, Gary Ellis, Janet Cooper, Katherine Harless, Robert Nassau, Gregg Steinhafel and Christopher Twomey—has a material relationship with Toro within the meaning of the NYSE listing standards, and that each is independent from management and from Toro’s independent registered public accounting firm, as required by NYSE independence standards. Those Directors’ respective companies doing business with Toro include Target Corporation, Qwest Communications International Inc., Idearc Inc. (formerly part of Verizon Communications Inc.), Medtronic, Inc. and Arctic Cat Inc. Toro believes all transactions were conducted in the ordinary course of business, at arm’s length and at prices and on terms customarily available to Toro’s other vendors or customers, and none of the directors had any personal interest in, nor received any personal benefit from, transactions with those companies.

The Board made all of its determination with respect to independence by reviewing, against the independence standards described below, all transactions or relationships between each director, any member of his or her immediate family and any affiliate of such director, and Toro, its senior management and its independent registered public accounting firm, including the relationship discussed below under “Certain Relationships and Related Transactions”.

The Board has established the following standards to ensure Toro director independence:

•       No director who is or was during the preceding three years an employee of Toro or who has served as an executive officer of Toro may be considered independent.

•       No director whose immediate family member is or was during the preceding three years an executive of Toro may be considered independent.

•       No director who is a current partner or employee of Toro’s independent external auditor, or whose immediate family member is a current employee of such firm and participates in that firm’s audit, assurance or tax compliance practice, may be considered independent.

•       A director will not be considered independent if, within the preceding three years,

•        The director or an immediate family member of the director, or any business or entity owned solely by a director or any director’s immediate family member, has received more than $100,000 in any 12-month period in direct compensation from Toro (other than director and committee fees and deferred compensation for prior services);

•        The director was employed by or affiliated with Toro’s independent external auditor or otherwise personally worked on Toro’s audit;

•        An immediate family member of the director was employed by Toro’s independent external auditor, including as a partner, principal or manager, or otherwise personally worked on Toro’s audit;

•        An executive officer of Toro was on the compensation committee of a company that employed the director or an immediate family member of the director as an officer;

•        The director was an executive officer or employee of, or that director’s immediate family member was an executive officer of, another company or tax exempt organization that does business with Toro and the annual payments by Toro to, or the receipt of payments by Toro from, such other company or tax exempt organization are at least (i) $1,000,000 or (ii) two percent, whichever is greater, of the annual consolidated gross revenues of such company or tax exempt organization; or

•        The director is an executive officer of another company that is indebted to Toro, or to which Toro is indebted, and the total amount of either company’s outstanding indebtedness (excluding registered securities) to the other exceeds two percent of the total consolidated assets of the company for which he or she serves as an executive officer.

•       For relationships not covered by these standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, will be made by the directors who satisfy the independence standards set forth above.

•       Board members may not accept personal loans from Toro.

•       Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from Toro (other than director and committee fees), and must otherwise meet additional independence requirements for Audit Committee members prescribed by SEC rules.

Certain Relationships and Related Transactions

Toro has transactions in the ordinary course of business with unaffiliated corporations of which some nonemployee directors are officers. These transactions do not violate the Board-adopted independence standards described above. The Board does not consider the amounts involved in such transactions to be material in relation to Toro’s business and believes that such amounts are not material in relation to the business of the other unaffiliated corporations or the interests of the nonemployee directors involved. Those directors’ respective companies doing business with Toro include Target Corporation, Qwest Communications International Inc., Idearc Inc. (formerly part of Verizon Communications Inc.), Medtronic, Inc. and Arctic Cat Inc. Toro believes all transactions were conducted in the ordinary course of business, at arm’s length and at prices and on terms customarily available to Toro’s vendors or customers, and none of the directors had any personal interest in, nor received any personal benefit from, such commercial transactions.

Board Meetings During Fiscal 2006

The Board held seven meetings during Fiscal 2006. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served.

It is Toro’s policy that all directors should attend the Annual Meeting of Stockholders and Toro regularly schedules a Board meeting on the same day as the Annual Meeting. All but one member of the Board attended the 2006 Annual Meeting.

The following information with respect to business experience of nominees for election to the Board and the continuing directors has been furnished by the director or nominee or obtained from the records of Toro.

Nominees for Election to Board of Directors (Term ending after Fiscal 2009)

Robert C. Buhrmaster, age 59.   Retired since 2004. Chairman, 1998 to 2004, and Chief Executive Officer, 1994 to 2004, Jostens, Inc., Minneapolis, Minnesota (consumer manufacturing). From 1994 to January 2003, he also served as President of Jostens. First elected to the Toro Board in 1996, he is a member of the Audit Committee, Nominating and Governance Committee and the Executive Committee and serves as Toro’s presiding non-management director. Mr. Buhrmaster is a director of Innovex, Inc.

Winslow H. Buxton, age 67.   Retired since 2002. Chairman of the Board of Directors, Pentair, Inc., Saint Paul, Minnesota (diversified manufacturing) from 1993 to April 2002. First elected to the Toro Board in 1998, he is Chair of the Nominating and Governance Committee and a member of the Audit Committee and the Executive Committee.

Robert H. Nassau, age 65.   Retired since 2006. Regional Director of Corporate Accounts of F2 Intelligence Group, Minneapolis, Minnesota (consulting) from November 2003 to November 2006. Owner and Chief Executive Officer, Nasly Inc., Lahaina, Hawaii from February 2000 to November 2003. First elected to the Toro Board in 1988, he is a member of the Compensation and Human Resources Committee and the Nominating and Governance Committee.

Christopher A. Twomey, age 58.   Chairman of the Board of Arctic Cat Inc., Thief River Falls, Minnesota (recreational vehicle manufacturer) since August 2003 and Chief Executive Officer and President since 1986. First elected to the Toro Board in 1998, he is Chair of the Compensation and Human Resources Committee and a member of the Nominating and Governance Committee and the Executive Committee. Mr. Twomey is a director of Arctic Cat Inc.

Members of Board of Directors Continuing in Office (Term ending after Fiscal 2007)

Ronald O. Baukol, age 69.   Retired since 2002. Executive Vice President, International Operations, 3M, Saint Paul, Minnesota (diversified technology) from 1995 to February 2002. First elected to the Toro Board in 1995, he is a member of the Audit Committee, the Nominating and Governance Committee and the Executive Committee.

Katherine J. Harless, age 55.   President and Chief Executive Officer of Idearc Inc., Dallas/Fort Worth, Texas (publisher of Verizon Yellow Pages and SuperPages.com) since November 17, 2006. Idearc (NYSE:IAR) was created in a spin off from Verizon Communications Inc. in November 2006. Served as President of Verizon Information Services Inc. from 2000 to November 2006. First elected to the Toro Board in 2000, she is a member of the Compensation and Human Resources Committee and the Nominating and Governance Committee. Ms. Harless is a director of Idearc Inc.

Michael J. Hoffman, age 51.   Chairman of the Board since March 14, 2006 and Chief Executive Officer of Toro since March 2005 and President since October 2004. He also served asChief Operating Officer from October 2004 to March 2005. From November 2002 to October 2004, he served as Group Vice President, Consumer, Exmark, Landscape Contractor and International Businesses. From May 2001 to October 2002, he served as Group Vice President, Consumer and Landscape Contractor Businesses. From May 2000 to May 2001, he served as Vice President and General Manager, Consumer Business. Mr. Hoffman is a director of Donaldson Company, Inc.

Members of Board of Directors Continuing in Office (Term ending after Fiscal 2008)

Janet K. Cooper, age 53.   Senior Vice President and Treasurer of Qwest Communications International Inc. (“Qwest”), Denver, Colorado (telecommunications) since September 2002. From 2001 to June 2002, she served as Chief Financial Officer and Senior Vice President of Finance and Administration of McDATA Corporation, Broomfield, Colorado. First elected to the Toro Board in 1994, she is Chair of the Audit Committee and a member of the Compensation and Human Resources Committee. Ms. Cooper is a director of Lennox International Inc. and Qwest Asset Management Company.

Gary L. Ellis, age 50.   Senior Vice President and Chief Financial Officer of Medtronic, Inc., Minneapolis, Minnesota (medical technology) since May 2005. From 1999 to May 2005 he served as Vice President, Corporate Controller and Treasurer. First elected to the Toro Board in 2006, he is a member of the Audit Committee.

Gregg W. Steinhafel, age 52.   President of Target, a division of Target Corporation, Minneapolis, Minnesota (retailing) since 1999. First elected to the Toro Board in 1999, he is a member of the Audit Committee, the Compensation and Human Resources Committee and the Executive Committee. Mr. Steinhafel is a director of Target Corporation.

The Board of Directors unanimously recommends a vote FOR the election of the four nominees for director.

Board Compensation

Compensation for Toro directors who are not employees of Toro is designed to link the director’s compensation with stockholder interests by including stock components as well as cash.

Fees.   Directors are paid an annual retainer of $30,000, a meeting fee of $1,000 for each meeting of the Board or a committee attended except that no more than one committee meeting fee is paid for committee meetings held in a single day and $500 for each telephone conference call in which the director participates. The Chairs of the Audit Committee and the Compensation and Human Resources Committee each receive an additional $5,000 annual retainer for service as Chair. The Chair of the Audit Committee receives $3,000 for each Audit Committee meeting she attends. The Chairs of the Compensation and Human Resources Committee and the Nominating and Governance Committee each receive $2,000 for each such committee meeting they attend and the presiding non-management director (lead director) receives $2,000 for each Board meeting he attends. In each case, the higher fee is in lieu of the regular meeting fee.

Stock Awards.   On the first business day of Toro’s fiscal year (usually November 1), each nonemployee director then in office is automatically awarded a number of shares of Common Stock determined by dividing $20,000 by the average of the closing prices of Common Stock on the New York Stock Exchange during the three months prior to the award. The number of shares awarded under this formula on November 1, 2005 was 527, based on an average closing price of $37.90. In addition, each nonemployee director automatically receives a stock option award on the first business day of Toro’s fiscal year. The number of shares in each director’s option is determined by dividing $40,000 by the fair value of an option to purchase one share of Common Stock, determined using a binomial valuation method based on the average stock price for the three months prior to the date of grant. Options vest in three approximately equal installments on each of the first, second and third anniversaries after the date of grant. The exercise price per share is equal to 100% of the fair market value of one share of Common Stock on the date of grant. For November 1, 2005, this calculation resulted in a grant to each director of an option to purchase 3,546 shares of Common Stock. Both awards are made under The Toro Company 2000 Directors Stock Plan (“2000 Directors Stock Plan”).

Other Benefits.   Toro supplies directors with Toro products for their personal use at no charge, with a $6,000 limit on irrigation systems. An outside director may elect to defer receipt of both cash and Common Stock fee compensation under The Toro Company Deferred Compensation Plan for Non-Employee Directors. During Fiscal 2006, interest was accrued quarterly on deferred cash amounts at the average prime rate charged by U. S. Bank National Association, Minneapolis, Minnesota (ranging from 6.97 % to 8.25% in Fiscal 2006). Beginning in calendar 2007, interest will be accrued based on interest paid by the Wells Fargo Stable Value Fund, an investment fund available to Toro employees through its broad-based Investment and Savings Plan. Ms. Cooper deferred her cash compensation in the past and her account was credited with $12,889 in interest during Fiscal 2006, of which $2,493 was “above-market”, as defined by the Securities and Exchange Commission. Common Stock compensation must be deferred as Common Stock units that fluctuate in value with the market price of Toro’s stock. Dividends paid on Toro Common Stock are credited to a director’s account as additional Common Stock units. During Fiscal 2006, the following amounts were accrued: Mr. Baukol 30 units, Mr. Buhrmaster 30 units, Mr. Buxton 16 units, Ms. Cooper 72 units, Mr. Nassau 125 units, Mr. Steinhafel 9 units and Mr. Twomey 16 units.

Indemnification.   Each director is a party to an indemnification agreement that assures the director of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and Toro’s Amended and Restated Certificate of Incorporation, and of continued coverage under Toro’s directors and officers liability insurance, to the extent it is maintained.

Board Committees

The Board has four committees with the principal functions described below. Each committee, except the Executive Committee, has a charter which is posted on our web site at www.thetorocompany.com/corporategovernance. A printed copy of each charter is available to any stockholder upon request to Toro’s Assistant Corporate Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, by telephone at 888-237-3054, or by email at jeanne.ryan@toro.com.

Executive Committee.   The Executive Committee may exercise all of the powers and authority of the Board, including the power to declare dividends on Toro Common Stock, during intervals between meetings of the Board. No meetings of the committee were held during Fiscal 2006.

Audit Committee.   The Audit Committee oversees Toro’s accounting and financial reporting processes and audits of its financial statements. The committee assists the Board in oversight of the quality and integrity of Toro’s financial reports, its compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of Toro’s internal audit function, as well as accounting and reporting processes.

Toro has long required that its Audit Committee be composed entirely of directors who are not employees of Toro and have no relationship that would interfere with their independence from management and the company, including independence within the meaning of applicable NYSE listing standards and the independence requirements applicable to all members of the Toro Board. Each member must also be “financially literate” under NYSE listing standards, or become financially literate within a reasonable period of time after appointment. The Chair of the committee must have such accounting or related financial management expertise as to be considered an “audit committee financial expert” under SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

The Board has determined that all members of the committee are independent and financially literate and that Audit Committee Chair, Janet K. Cooper, meets the definition of “audit committee financial expert” as a result of her experience in senior corporate executive positions with financial oversight responsibilities, including Senior Vice President and Treasurer of Qwest, and Chief Financial Officer and Senior Vice President of Finance and Administration

of McDATA Corporation, as well as other finance positions with Qwest and The Quaker Oats Company. Stockholders should understand that this designation is an SEC disclosure requirement related to Ms. Cooper’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on her any duties, obligations or liability greater than are generally imposed on her as a member of the Audit Committee and the Board, and her designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other members of this committee who have served as chief executive officers of public companies may also be considered financial experts, but the Board has not so designated them.

Among the committee’s duties are reviewing and evaluating at least annually the qualifications, independence and performance of Toro’s independent public accountants and selecting, engaging, retaining and compensating them; reviewing and approving in advance the scope, magnitude and budgets of all examinations of Toro’s financial statements by the auditors; reviewing general policies and procedures with respect to accounting and financial matters and internal controls; reviewing and approving in advance the retention of the independent registered public accounting firm for all types of audit and nonaudit services to be performed by independent public accountants and approving the fees for such services; meeting with independent public accountants not less than once a year without Toro representatives to discuss internal controls and accuracy and completeness of the financial statements; reviewing Toro’s Code of Conduct and its Code of Ethics for CEO and Senior Financial Officers, as well as policies and procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters; receiving analyses and comments regarding accounting pronouncements; reviewing results of audits with the independent public accountants and management with a focus on difficulties encountered, material errors or irregularities, weaknesses in internal accounting controls and similar issues, and notifying the Board of major problems or deficiencies discovered with respect to the committee’s duties. The committee must annually review the adequacy of its charter and its own performance.

The Audit Committee held three meetings and conducted eight interim telephone conference calls during Fiscal 2006. At each of the meetings the committee met in private session with Toro’s independent registered public accounting firm. At two of these meetings, the committee met in private session with management and at one of these meetings, met in private session with the Senior Manager of Toro’s internal audit team. Additional information regarding the Audit Committee and Toro’s independent registered public accounting firm is disclosed under the Audit Committee Report and Proposal Three.

Compensation and Human Resources Committee.   The Compensation and Human Resources Committee is responsible for reviewing and monitoring human resource and organizational matters and has overall responsibility for approving, evaluating and making recommendations regarding all compensation plans, policies and programs of Toro as they affect the Chairman and Chief Executive Officer, elected officers, other executive officers and management. All members of the committee meet the independence requirements of applicable NYSE listing standards. The committee has sole authority to retain and terminate any external compensation consultant used in the evaluation of the Chairman and Chief Executive Officer or elected officer compensation, including approval of fees. The committee approves incentive compensation awards and overall compensation levels, including annual base salaries and annual incentive opportunities for officers referred to in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The committee annually reviews and approves overall employee salary policies, as well as equity-based compensation programs for all categories of employees. The committee monitors Toro’s compliance with requirements under the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers, and compliance with all other applicable laws affecting employee compensation and benefits. The committee reviews and determines the form and amount of compensation for independent directors and must annually review the adequacy of its charter and its own performance. Two meetings of the committee were held during Fiscal 2006.

Nominating and Governance Committee.   The Nominating and Governance Committee assists the Board by identifying individuals qualified to become Board members and by recommending director nominees for the annual meeting of stockholders. It also recommends to the Board Toro’s Corporate Governance Guidelines, leads the Board in its annual review of the Board’s performance and recommends director nominees for each committee. All members of this committee meet the independence requirements established by the Board and applicable NYSE listing standards. The committee has sole authority to retain and to terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. The committee retains a search firm to assist in identifying candidates for Board vacancies, as necessary. The committee actively seeks individuals qualified to become Board members and makes recommendations based on experience, expertise and geographical representation. The committee, with the participation of the Chairman of the Board, annually polls the Board about directors whose terms are expiring. If the committee determines that such a director does not continue to have the support of a majority of the Board, the committee does not recommend the director to stand for reelection. The committee must annually review the adequacy of its charter and its own performance. Two meetings of the committee were held during Fiscal 2006.

Stockholder Nominees.   The committee does not have an express policy with regard to consideration of director candidates recommended by stockholders because Toro’s Bylaws permit a stockholder to nominate a candidate. The Nominating and Governance Committee will consider director candidates proposed by stockholders. Those candidates must be highly qualified and exhibit the experience and expertise required of the Board’s own pool of candidates, as well as an interest in Toro’s businesses, and have the demonstrated ability to attend and prepare for Board, committee and stockholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all stockholders and not those of a special interest group. A stockholder wishing to nominate a candidate should do so in accordance with the guidelines set forth on page 32. See “Other Information—Stockholder Proposals for Annual Meeting in 2008” below.

The Audit Committee Report that follows, the Compensation and Human Resources Committee Report on page 22 and the Performance Graph on page 21 shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that act. Notwithstanding anything to the contrary set forth in any of Toro’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, neither of the reports nor the Performance Graph shall be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

This report is furnished by the Audit Committee of the Toro Board of Directors with respect to Toro’s financial statements for Fiscal 2006. The committee operates pursuant to a written charter first adopted by the Board on October 11, 1988 and amended four times, most recently on September 23, 2003.

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and providing direction to Toro’s management in the best long-term interests of Toro and its stockholders. The Audit Committee’s purpose is to oversee Toro’s accounting and financial reporting processes and audits of Toro’s annual financial statements.

Toro management is responsible for the preparation and presentation of complete and accurate financial statements. Toro’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Toro’s financial statements in accordance with generally accepted auditing standards and for issuing a report on their audit. The independent registered public accounting firm is also responsible for auditing Toro’s internal control over financial reporting and management’s assessment thereof.

In performing its oversight role, the Audit Committee has reviewed and discussed with management Toro’s audited financial statements for Fiscal 2006. Management represented to the Audit Committee that Toro’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with KPMG LLP, Toro’s independent registered public accounting firm for Fiscal 2006, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for Toro’s Fiscal 2006. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as in effect for Toro’s Fiscal 2006. The committee has discussed with KPMG LLP their independence and concluded that the independent registered public accounting firm is independent from Toro and its management.

Based on the review and discussions referred to in the foregoing paragraph, and subject to the limitations on the role and responsibilities of the committee in its charter, the Audit Committee recommended to the Board of Directors that Toro’s audited financial statements for Fiscal 2006 be included in Toro’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee
Janet K. Cooper, Chair	Winslow H. Buxton
Ronald O. Baukol	Gary L. Ellis
Robert C. Buhrmaster	Gregg W. Steinhafel

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows compensation for the last three fiscal years for the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on October 31, 2006.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock ($)	Options (#)(3)	LTIP Payouts ($)(4)	All Other Compensation ($)(5)
Michael J. Hoffman	2006	$650,000	$447,720	$344,116	0	57,700	$1,086,204	$153,086
Chairman, President &	2005	550,000	385,743	187,869	0	40,000	1,337,435	121,494
Chief Executive Officer	2004	323,700	293,758	851,869	0	27,000	1,172,239	227,692
Stephen P. Wolfe	2006	363,000	196,456	2,132,081	0	21,000	1,176,720	93,543
Vice President,	2005	343,999	204,740	1,010,607	0	21,400	1,530,628	75,436
Finance &	2004	310,758	282,013	1,736,446	0	29,000	1,214,896	226,772
Chief Financial Officer
Karen M. Meyer	2006	330,800	179,029	1,120,386	0	18,000	1,086,204	121,521
Vice President,	2005	318,000	188,717	1,356,024	0	20,400	1,411,735	73,602
Administration	2004	292,738	265,660	1,257,857	0	28,000	1,150,911	210,230
Sandra J. Meurlot	2006	289,299	142,335	0	0	9,000	452,585	59,553
Vice President,	2005	275,500	133,796	0	0	8,800	653,840	53,477
Operations	2004	260,000	209,088	0	0	11,000	511,434	91,687
J. Lawrence McIntyre	2006	282,200	138,842	202,321	0	14,000	814,653	65,758
Vice President,	2005	275,000	148,363	0	0	14,000	1,010,514	55,783
Secretary & General Counsel	2004	256,774	234,153	786,920	0	20,000	916,448	175,824

(1)       Amounts reflect payments made, or deferred at the election of the officer, pursuant to the Annual Incentive Plan as in effect for the fiscal year indicated. For more information on this plan, see the Compensation and Human Resources Committee Report.

(2)       Includes the dollar value of the difference between the fair market value and the option exercise price on stock options exercised. Fair market value is the closing price of the Common Stock on NYSE on the date of exercise or actual sale price. All of these options had an exercise price equal to fair market value on the date of grant. Amounts do not include the value of executive perquisites because the value did not exceed the lesser of $50,000 or 10% of the compensation reported in the table.

(3)       Amounts shown are shares covered by options to purchase Common Stock granted under The Toro Company 2000 Stock Option Plan (“2000 Stock Option Plan”) during each fiscal year. For Fiscal 2006, the grant date fair value for an option to purchase one share of Common Stock, computed in accordance with FAS 123R, was $13.95. Assumptions underlying the determination of grant date fair value are interest rate of 4.46%, expected life of option of 6.5 years, expected dividend yield of .65% and expected stock volatility of 26.96%. Amounts shown for Fiscal 2005 and 2004 are adjusted to reflect a 2-for-1 stock split effective March 28, 2005. For information on Toro’s stock option plans, see Stock Options on page 17 under this Executive Compensation section.

(4)       Amounts shown for Fiscal 2006 reflect the value of Performance Shares that vested for the three-year award term of Fiscal 2004 through 2006 under the Performance Share Plan, a long-term incentive plan described in greater detail in Proposal Two. Performance Shares that vested with respect to Fiscal 2004 to 2006 are valued as of December 7, 2006, the payment date established by the Compensation and Human Resources Committee based on the date audited financial statement information for Fiscal 2006 was released to the public. Award payouts were based on cumulative net income plus after tax interest expense and cumulative average net asset turns performance goals for the performance period. Shares issued or credited to each officer with respect to Fiscal 2006 are as follows: 21,864 for Mr. Hoffman, 23,686 for Mr. Wolfe, 21,864 for Ms. Meyer, 9,110 for Ms. Meurlot and 16,398 for Mr. McIntyre. Amounts shown for Fiscal 2005 reflect the value of Performance Shares that vested for the three-year award term of Fiscal 2003 through 2005. Amounts shown for Fiscal 2004 reflect the value of Performance Shares that vested for a three-year performance period of Fiscal 2002 through 2004 for Messrs. Hoffman, Wolfe and McIntyre and Ms. Meyer and a two-year transition award for Fiscal 2003 and 2004 for Ms. Meurlot. Share amounts are adjusted as necessary to reflect 2-for-1 stock split effective March 28, 2005.

(5)       Amounts include Toro contributions to the Investment and Savings Plan (a defined contribution retirement plan) for calendar years 2006, 2005 and 2004 ($26,719 allocated to each of Messrs. Hoffman, Wolfe and McIntyre and Ms. Meyer and Ms. Meurlot for calendar year 2006). Also includes amounts accrued pursuant to The Toro Company Supplemental Management Retirement Plan (now called The Toro Company Supplemental Benefit Plan) for executive officers who receive annual compensation of $220,000 or more. The amount credited is the difference between the $26,719 limit and the total amount that would have been contributed under all tax-qualified defined contribution plans, as a percentage of the officer’s total compensation, if the Internal Revenue Code did not impose the $26,719 limit ($117,768 for Mr. Hoffman, $48,590 for Mr. Wolfe, $42,497 for Ms. Meyer, $31,448 for Ms. Meurlot and $29,899 for Mr. McIntyre for calendar year 2006). Also includes the dollar value of “above-market” interest accrued during the fiscal year on accounts under the Supplemental Benefit Plan and Toro’s Deferred Compensation Plan (for Fiscal 2006, $8,599 for Mr. Hoffman, $18,234 for Mr. Wolfe, $52,305 for Ms. Meyer, $9,140 for Mr. McIntyre and $1,386 for Ms. Meurlot). Dividends paid on Toro Common Stock are credited to an executive officer’s account as additional Common Stock Units. Amounts credited to such accounts remain a part of Toro’s general assets until distributed to participants. However, if there is a change of control of Toro (as defined in the plans), we will transfer to a trust an amount in cash equal to the total amount of accrued benefits for all participants. Because these plans operate on a calendar year basis, a small portion of the amounts shown for each fiscal year may have been accrued with respect to a different fiscal year.

Employment Agreements

Change in Control Agreements.   Each of the executive officers, including those named in the Summary Compensation Table,is a party to a change of control employment agreement adopted in Fiscal 1995 and amended in Fiscal 1998. The agreements are operative only upon the occurrence of a “change in control”, which includes substantially those events described below. Except in the event of a change in control, the agreements do not require Toro to retain the executives or to pay them any specified level of compensation or benefits.

Each agreement provides that for three years after a change in control, there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Toro other than for cause, or if the executive terminates employment for good reason (as defined in the agreements, and including a reduction in compensation, demotion, relocation or excess travel), or voluntarily during the 30 day period following the first anniversary of the change in control, the executive is entitled to receive all accrued salary and annual incentive payments through the date of termination and, except in the event of death or disability, a lump sum severance payment (“Lump Sum Payment”) equal to three times the sum of base salary and annual bonus. Further, in the event an excise tax is imposed on payments under the agreement, an additional payment (“gross-up”) is required so that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under the Internal Revenue Code had been imposed.

Generally, and subject to some exceptions, a change in control is deemed to have occurred if: (a) a majority of Toro’s Board of Directors becomes comprised of persons other than those for whom election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another person becomes the beneficial owner of at least 15% of Toro’s outstanding voting stock; or (c) Toro’s stockholders approve a definitive agreement or plan to merge or consolidate Toro with another party (other than certain limited types of mergers), to exchange shares of voting stock of Toro for shares of another corporation pursuant to a statutory exchange, to sell or otherwise dispose of all or substantially all of Toro’s assets, or to liquidate or dissolve Toro.

If a change in control of Toro had occurred on January 1, 2007 and had resulted in the involuntary termination of the Chief Executive Officer and the named executive officers at that time, or the termination by such executives for good reason, the Lump Sum Payment to be made to the Chief Executive Officer and the named executive officers in the aggregate would have been approximately $10,542,390 (before excise tax). Toro has also established a trust for the benefit of these officers which, in the event of a change of control, must be funded in an amount equal to Toro’s accrued liability arising under the agreements.

Stock Options

Toro has options outstanding under both the 2000 Stock Option Plan and The Toro Company 1993 Stock Option Plan (the “1993 Plan”). The 1993 Plan terminated August 17, 2003, and while no additional options may be granted under that plan, options may remain outstanding under the plan until 2013. The plans are administered by the Compensation and Human Resources Committee which selects employees to whom options are granted. As of January 17, 2007, there were 384,912 shares of Common Stock available for new grants under the 2000 Stock Option Plan. Options granted to executive officers in Fiscal 2006 have a term of ten years and vest in three approximately equal installments on each of the first, second and third anniversaries after the date of grant. For additional information on this plan, see the Compensation and Human Resources Committee Report.

Option Grants in Fiscal 2006

The following table shows options granted under the 2000 Stock Option Plan during Fiscal 2006 to the Chief Executive Officer and the four other named executive officers.

	Individual Grants
	Number of	Percent of
	Shares	Total	Exercise		Grant Date
	Underlying	Options	or Base		Present
	Options	Granted to	Price		Value of
	Granted	Employees	($ Per	Expiration	Option
Name	(#)	In Fiscal Year	Share)	Date	Grants($)(1)
Michael J. Hoffman	57,700	12.71%	$40.19	11/30/2015	$804,915
Stephen P. Wolfe	21,000	4.63	40.19	11/30/2015	292,250
Karen M. Meyer	18,000	3.97	40.19	11/30/2015	251,000
Sandra J. Meurlot	9,000	1.96	40.19	11/30/2015	125,550
J. Lawrence McIntyre	14,000	3.08	40.19	11/30/2015	195,300

(1)       The grant date present value shown is an estimate only, arrived at using the Black-Scholes option pricing model, with the following weighted average assumptions as of the November 30, 2005 grant date: risk-free interest rate of 4.46%, expected life of option of 6.5 years, expected dividend yield of .65% and expected stock volatility of 26.96%.

Aggregated Option Exercises in Fiscal 2006
and Fiscal Year-End Values

The following table summarizes stock options exercised during Fiscal 2006 by the Chief Executive Officer and the four other named executive officers, and the total number of options held by each as of October 31, 2006.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Period End(#)		Value of Unexercised In-the-Money Options at Fiscal Period End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable(2)	Exercisable	Unexercisable
Michael J. Hoffman	9,400	$344,115	186,934	93,366	$5,372,695	$506,098
Stephen P. Wolfe	60,000	2,132,081	115,756	44,932	3,074,800	333,617
Karen M. Meyer	29,264	1,120,386	117,466	40,934	3,096,795	314,310
Sandra J. Meurlot	0	0	40,267	18,533	968,017	132,420
J. Lawrence McIntyre	8,278	202,321	9,723	29,999	124,719	225,539

(1)       Based on the difference between October 31, 2006 closing price of the Common Stock on the NYSE ($43.16) and the option exercise price.

(2)       A portion of each of these share amounts vested after the date of this table and became exercisable on December 2, 2006 (Fiscal 2007).

Long-Term Incentive Compensation

The following table shows awards of long-term incentive compensation made during Fiscal 2006 under the Performance Share Plan to the Chief Executive Officer and the four other named executive officers.

			Estimated Future Payouts
	Number of		Under Non-Stock
	Shares,	Performance or	Price-Based Plan(s)(2)
	Units or Other	Other Period Until	Threshold	Target	Maximum
Name	Rights(#)(1)	Maturation or Payout	(#)	(#)	(#)
Michael J. Hoffman	1 Award	Fiscal 2006 through 2008	1	20,300	40,600
Stephen P. Wolfe	1 Award	Fiscal 2006 through 2008	1	7,300	14,600
Karen M. Meyer	1 Award	Fiscal 2006 through 2008	1	6,300	12,600
Sandra J. Meurlot	1 Award	Fiscal 2006 through 2008	1	3,200	6,400
J. Lawrence McIntyre	1 Award	Fiscal 2006 through 2008	1	4,800	9,600

(1)       Performance Share Awards are granted under the Performance Share Plan. See “Proposal Two—Re-approve The Toro Company Performance Share Plan”. A Performance Share Award is a right to receive shares of Common Stock if Toro achieves pre-established financial performance goals during a performance period, usually three years. If performance goals are achieved at levels above or below a pre-established target level, the number of shares issued in payment of the award will be increased or reduced, including to zero. For additional information on this plan, see the Compensation and Human Resources Committee Report.

(2)       The amounts shown are the number of shares of Common Stock that may be issued if performance goals are achieved. Goals are based on cumulative net income plus after tax interest and cumulative average net assets turns, as set forth in a matrix approved by the Compensation and Human Resources Committee. If actual performance is below performance goal threshold levels, no payouts are made. The potential dollar value of a payout fluctuates with the market value of the Common Stock. At the date of the grant of these awards on November 30, 2005, the closing price of the Common Stock on the NYSE was $40.19. On October 31, 2006, the closing price of the Common Stock was $43.16.

EQUITY COMPENSATION PLAN INFORMATION

The following table and footnotes provide information about shares of Toro Common Stock that may be issued under Toro’s equity compensation plans, as of October 31, 2006.

			(c)
	(a)		Number of securities remaining
	Number of securities to be	(b)	available for future issuance
	issued upon exercise	Weighted average exercise	under equity compensation plans
	of outstanding options,	price of outstanding options,	(excluding securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
Equity compensation plans approved by security holders	3,439,299 (1)	$21.48 (2)	1,346,823 (3)
Equity compensation plans not approved by security holders	0	N/A	91,917 (4)
Total	3,439,299	$21.48 (2)	1,438,740

(1)       Amount includes outstanding options under the 2000 Stock Option Plan, the 1993 Plan and the 2000 Directors Stock Plan. Amount also includes 426,400 outstanding Performance Shares under the Performance Share Plan. The actual number of shares that will be issued under Performance Share Awards is subject to reduction, depending on Toro’s financial goal achievement.

(2)       Performance shares do not have an exercise price and have therefore been excluded from the weighted-average exercise price calculation in column (b).

(3)       Amount includes 769,746 shares remaining available at October 31, 2006 for future issuance upon exercise of options that may be granted under the 2000 Stock Option Plan. Amount also includes 411,720 shares remaining available for awards under the Performance Share Plan. Amount also includes 165,357 shares that remain available under the 2000 Directors Stock Plan, which may be used for annual grants of shares of Common Stock to nonemployee directors, in addition to option grants.

(4)       Amount includes 91,917 shares remaining available for future issuance under the Toro Australia Pty. Limited General Employee Stock Plan. This plan was not required to be approved by stockholders at the time of its adoption. Under this plan, eligible employees of a subsidiary of Toro may acquire shares of Toro Common Stock in exchange for salary reduction. Up to 100,000 shares of Common Stock were initially authorized under this plan, as adjusted to reflect a 2-for-1 stock split effective March 28, 2005.

PERFORMANCE GRAPH

The following graph depicts total cumulative stockholder return (assuming reinvestment of dividends) of Toro Common Stock, the S&P 500 Index and an industry peer index for the preceding five fiscal years commencing with Fiscal 2002.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among The Toro Company, The S & P 500 Index
And A Peer Group

	Cumulative Total Return
	10/01	10/02	10/03	10/04	10/05	10/06
THE TORO COMPANY	100.00	150.21	235.28	324.40	349.14	416.04
S & P 500	100.00	84.89	102.55	112.21	122.00	141.94
PEER GROUP	100.00	108.21	150.49	177.55	194.96	242.05

*This graph assumes $100 invested on October 31, 2001 in the Common Stock, the S&P 500 Index and the peer group index including reinvestment of dividends.

The industry peer index is based on companies included in the Fortune 500 Industrial and Farm Equipment Index for 2002, the most recent year available, including: AGCO Corporation, The Alpine Group, American Standard Companies, Inc., The Black & Decker Corporation, Briggs & Stratton Corporation, Caterpillar Inc., Crane Co., Cummins Engine Company, Inc., Deere & Company, Dover Corporation, Flowserve Corporation, General Cable Corporation, Harsco Corporation, Illinois Tool Works Inc., International Game Technology, ITT Industries, Inc., Kennametal Inc., Lennox International Inc., Milacron Inc., NACCO Industries, Inc., Pall Corporation, Parker-Hannifin Corporation, Pentair, Inc., Snap-On Incorporated, The Shaw Group Inc., Stewart & Stevenson Services Inc., Tecumseh Products

Company, Teleflex, Terex Corporation, Timken Company and Walter Industries Inc.  Companies removed from the Index were Unova, Inc. and York International Corporation.

Publication of the Fortune 500 Industrial and Farm Equipment Index was discontinued after 2002. Management believes, however, that the companies in the index continue to provide a good representation of Toro’s peer issuers on an industry basis and have continued to use the group to provide continuity.

COMPENSATION AND HUMAN RESOURCES COMMITTE REPORT
ON EXECUTIVE COMPENSATION

This report is furnished by Toro’s Compensation and Human Resources Committee of the Board of Directors. We review, establish and approve changes to compensation policies and administer compensation plans for Toro’s executive officers and other key employees.

General Policies

The Committee uses compensation to help communicate desired business results to executives and to influence them to make decisions to produce those results. Toro’s compensation policies are intended to attract, retain and motivate highly qualified executives; to assure that Toro competes successfully for executive talent; to compensate executive officers for their contributions to Toro’s achieving its financial and other performance goals; to link executive compensation to achievement of Toro’s financial goals and to the value of Toro Common Stock, and to encourage significant ownership of Toro Common Stock by our officers.

To further these policies, we ensure that the largest component of target compensation is incentive compensation tied to achievement of business financial goals, as discussed below. If Toro does not achieve its financial goals, our management’s total compensation will be below market median levels. We continue to grant stock options, but believe we are conservative in the number we grant and, in recent years, we have awarded nonqualified stock options rather than incentive stock options. Nonqualified options allow Toro to take tax deductions when options are exercised, in contrast to incentive stock option tax treatment, which may be less favorable to Toro. We believe our policies have contributed to the positive market performance of Toro’s Common Stock.

To implement our policies, each year we establish target dollar amounts of executive compensation based on an independent evaluation of how Toro’s officer compensation program compares with the market. For Fiscal 2006, the Committee relied on a nationally recognized compensation firm for this purpose. The consulting firm is recommended by Toro’s Human Resources department, and evaluated by the Committee. When approval of executive compensation is being addressed at a Committee meeting a representative of the consulting firm attends the executive session of that meeting, with no member of management present. Based on the consultant’s advice and on Toro’s internal resources, we establish a target total compensation package for each executive position within a reasonable range of the market median level for similar positions in businesses with revenues comparable to those of Toro, subject to adjustment to reflect an officer’s experience. Incentive compensation is intended to comprise the largest component of target compensation.

Toro’s total compensation package consists of three components—base salary, annual incentive and long-term incentive compensation. In recent years, incentive compensation components have comprised at least two thirds of total compensation, and in some cases, over 80%.

Base Salary

We establish a base salary range for each executive position, with the midpoint generally reflecting median base salaries for the comparative group. Survey data is provided annually by the compensation consulting firm.

A base salary within the range is set for each executive by considering the experience and individual performance of the executive. For Fiscal 2006, we increased the base salary for Mr. Hoffman, Chief Executive Officer, by 18.2% from his Fiscal 2005 base salary. After that adjustment, Mr. Hoffman’s base salary for Fiscal 2006 remained considerably below the market median for chief executive officers of comparably sized companies, reflecting his status as a new Chief Executive Officer. Base salary increases for Fiscal 2006 for the other named executive officers ranged from 2.6% to 5.5%. For compensation purposes, the Committee evaluates the Chief Executive Officer’s performance on an annual basis, and the CEO evaluates the other named executive officers. We use the CEO’s evaluations as a resource in establishing base salaries for other named officers, however, final approval of their compensation is at our sole discretion.

Incentive Compensation

An executive of Toro will earn total compensation that is competitive with the market only if Toro achieves corporate financial performance goals and we certify payment of incentive compensation. If Toro exceeds its goals, incentive compensation can cause total compensation to exceed market median levels. We try to encourage achievement of both short-term and long-term financial and operational objectives through our annual bonus plan, the Annual Incentive Plan, and the longer term Performance Share Plan. We also place emphasis on compensation tied to the market price of Toro’s Common Stock by relying not only on traditional stock option grants, but also using the stock-based Performance Shares for long-term incentive compensation.

Annual Incentive Compensation.   Toro’s financial performance under the Annual Incentive Plan as in effect for Fiscal 2006 was slightly below our goal for the year. We established earnings per share (EPS) and average net assets turns performance goals for the fiscal year, with 60% weight given to the EPS goal for corporate participants, including the CEO and other named executive officers. Toro exceeded the EPS goal but under-performed slightly on the average net assets turns goal, resulting in a payout for the year for corporate participants (including Mr. Hoffman and the other named executive officers) at 98.4% of the target.

We also established additional goals for executive officers in our divisions based 60% on division controllable profit contribution (CPC) and 40% on division current assets turns goals. Division participants’ awards were based 50% on corporate goal achievement and 50% on division goal achievement. Performance against goals varied among our divisions again for Fiscal 2006. During Fiscal 2006, some divisions met or exceeded targets and some divisions did not. Award payments for executive officers, including the named executive officers ranged from

98.4% to 134.9%. If Toro or a division exceeds its pre-established performance goals, award amounts increase but are limited to a maximum of 200% of the target award amount.

The dollar amount of a participant’s award is based on a percentage of salary. The Annual Incentive Plan allows us to fix the maximum dollar amount of an award at target (planned) performance for the Chief Executive Officer at 100% of base salary and for the other named executive officers at 75% of their base salaries. For Fiscal 2006, we set the target percentages for the annual awards at 70% for Mr. Hoffman and 50% or 55% for the other named executive officers. Percentages are based on the executive’s job position and outside competitive market factors and not on individual factors. We select executive officers and other eligible key employees to participate, in advance, based on recommendations made by management.

Long-Term Incentive Compensation—Performance Share Awards.   Toro achieved its financial performance goals substantially above the pre-established targets for the three fiscal years ending with Fiscal 2006, so that compensation under the Performance Share Plan was paid at 182.2% of target. We established a cumulative net income plus after tax interest goal and a cumulative corporate average net assets turns performance goal for the award term of Fiscal 2004 through 2006, with equal weight given to each measure. If Toro had not achieved its pre-established performance goals, or achieved them at lower levels, awards would have been reduced, or not paid at all.

Awards under this plan are made in Performance Shares and paid out in shares of Toro Common Stock, if Toro achieves the performance goals we establish in advance, generally for a three-year period. The number of shares covered by an award is based on a target dollar value divided by the market value of the Common Stock prior to the time of the award, discounted for risk of forfeiture and performance conditions, consistent with methodology to compile survey data. Because payments under the Performance Share Plan are made in shares of Toro Common Stock, and Toro’s stock has performed well in the market over the past three years, Performance Share compensation pushed total compensation above median market levels again for Fiscal 2006

Under the Officers Deferred Compensation Plan, a participant may elect to defer receiving shares of Common Stock actually earned under the Performance Share Plan into Common Stock units, and to receive Common Stock at a later date, generally after retirement, thereby deferring taxes due. Because the election is irrevocable, the officer may not sell the units, which fluctuate in value with the market performance of Toro’s Common Stock, increasing the officer’s personal financial exposure to the market value of the Common Stock. In addition, the value of the units remains an asset of Toro, subject to the claims of Toro’s general creditors, so that if Toro were to encounter financial difficulty, an officer might ultimately not receive compensation that has in fact been earned.

Long-Term Incentive Compensation—Stock Options.   We also make stock option grants pursuant to Toro’s stock option plans. In Fiscal 2006, we granted options to all management employees, including Mr. Hoffman and the other named executive officers. For Fiscal 2006, we established a dollar value for options to be granted to each participant and divided that amount by the fair value of one share of Toro Common Stock, using a binomial valuation method, to determine the number of shares in each option. All options have an exercise price per share equal to the fair market value of one share of Common Stock at the date of grant. The options granted to Mr. Hoffman and the other named executive officers in Fiscal 2006 vest in three approximately equal amounts on each of the first, second and third anniversaries after the date of grant and remain exercisable for a period of ten years after the date of grant. Stock options granted are shown in the Summary Compensation Table.

Perquisites.   For Fiscal 2006, the value of perquisites did not exceed $50,000 or 10% of total salary and bonus for Mr. Hoffman or any of the other named executive officers. In Fiscal 2006, Toro provided members of its management, including Mr. Hoffman and the other named executive officers, with a variety of perquisites, including payments up to a fixed annual amount for a leased automobile, including gasoline and car maintenance; club dues for one club; financial tax advisory services; Toro products; annual executive physical not covered by insurance; payment of the employee portion of the premium for company-sponsored medical insurance; travel and accident insurance and one basic level air travel club membership. We also allow executive officers one extra week of vacation. We regularly review our perquisites and have recently eliminated club dues and the company payment of the employee portion of medical insurance premiums. We continue to believe that the perquisites we offer are an important component of compensation and are necessary to compete for top management talent.

Section 162(m).   When we make decisions about compensation for officers likely to be named executive officers, we consider Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which limits to $1 million the compensation expense deduction Toro may take for compensation paid to a person who is a “covered employee”, unless the compensation is “performance-based.”  It is generally our policy that executive compensation that is inherently performance-based should qualify for this exclusion and we believe that incentive award payments under the Annual Incentive Plan and the Performance Share Plan and stock options currently qualify as performance-based.

We also believe, however, that tax deductibility is not the sole factor to be considered in setting executive compensation policy, and therefore reserve the right, in appropriate circumstances, to pay amounts in addition to base salary that might not be deductible. Our purpose in doing so is to assure that Toro retains its best executives and remains competitive in the market for executive talent.

If non-performance-based compensation in excess of $1 million should become payable to a person who is a “covered employee”, we may require deferral of receipt of any amounts earned in excess of the cap to a tax year following the year in which the individual leaves the employment of Toro, if permissible under the Internal Revenue Code and regulations thereunder.

Stock Ownership Guidelines

Nearly a decade ago, we adopted guidelines to encourage Toro officers to accumulate and retain Toro Common Stock, ranging from a goal of five times base salary for the Chief Executive Officer to two or three times for other corporate officers. The recommended time period for reaching the guideline is five years. Based on our evaluation as of November 30, 2006, each of the named executive officers was in compliance with the established guidelines. The Committee will continue to review compliance with the policy on an annual basis.

Approval of Incentive Plans

All of our recommendations with respect to compensation attributable to Fiscal 2006 were approved and adopted by the Board of Directors. In accordance with Toro’s past practice under Section 16 of the Securities Exchange Act of 1934 and Section 162(m), we continue to make decisions regarding the grant of stock options and other awards, and our decisions are reported to and ratified by the Board.

Compensation and Human Resources Committee
Christopher A. Twomey, Chair
Janet K. Cooper	Robert H. Nassau
Katherine J. Harless	Gregg W. Steinhafel

COMPENSATION AND HUMAN RESOURCES
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation and Human Resources Committee are Christopher A. Twomey, Chair, Janet K. Cooper, Katherine J. Harless, Robert H. Nassau and Gregg W. Steinhafel. Although Mr. Hoffman is not a member of the committee, he attends portions of the meetings for the purpose of providing continuity and detailed information about employees and compensation plans. Mr. Hoffman does not vote with respect to executive officer option grants, incentive compensation awards and base salary increases.

PROPOSAL TWO—RE-APPROVE THE TORO COMPANY
PERFORMANCE SHARE PLAN

Toro has had a long-term performance plan since 1991, and adopted this stock-based Performance Share Plan in 1998, when stockholders first approved it. The plan was amended on March 29, 2000 and again on March 14, 2002, with stockholder approval. On February 16, 2006, the Compensation and Human Resources Committee of the Board of Directors amended the plan to reduce the number of shares of Common Stock available for Performance Share Awards under the plan from 4,000,000 to 3,000,000. The action was intended to lower the cost of the plan to the Company and to reduce potential share dilution to stockholders.

Under the Plan, the committee has authority to select performance goals for use in connection with each annual award from among a selection of goals set forth in the plan, as previously approved by stockholders. Where a committee has such a choice, Section 162(m) of the Internal Revenue Code requires that the material terms of the performance goals to be disclosed to and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal. Because the performance goals stated in the plan were last approved five years ago, in March 2002, Toro must obtain stockholder approval again at the 2007 Annual Meeting in order for the plan to continue to qualify as “performance-based” for purposes of Section 162(m). If stockholders do not vote to re-approve plan, the committee will reconsider whether to continue the plan. Section 162(m) limits to $1 million per year the compensation expense deduction Toro may take for compensation paid to a person who is a “highly compensated” for purposes of the Internal Revenue Code, unless the compensation is “performance-based.”

If the plan is not approved at the Annual Meeting and as a result Performance Shares do not continue to qualify as performance-based compensation, the committee may consider requiring deferral of receipt of any amounts earned in excess of the $1 million cap to a tax year following the year in which the individual leaves the employment of Toro, if permissible under the Internal Revenue Code and regulations thereunder. In addition, the committee may consider continuation of the plan as a cash only plan, if necessary in order to comply with New York Stock Exchange guidelines relating to equity compensation plans.

The committee’s purpose in continuing a long-term compensation plan is to assure that the company retains its best executives and remains competitive in the market for executive talent.

Description of the Performance Share Plan

Following is a summary of the material features of the Performance Share Plan, which does not purport to be a description of all provisions of the plan. An electronic copy of the full text of the plan was submitted with Toro’s SEC EDGAR filing of this proxy statement. You may review the plan in its entirety by reference to the SEC’s EDGAR website (http://www.sec.gov/edgar/searchedgar/companysearch.htm). Capitalized terms have the meanings set forth in the plan.

Purpose.   The purpose of the Performance Share Plan is to enhance long-term stockholder value by reinforcing the incentives of key employees to achieve Toro’s long-term performance goals; to link a significant portion of a participant’s compensation to Toro’s achievement of its long term performance goals and to the value of the Common Stock, and to attract, motivate and retain executives on a competitive basis. To achieve these purposes, the committee grants Performance Shares, which are rights to receive shares of Common Stock (or Common Stock units) if Toro achieves preestablished Performance Goals over a three-year Award Term. A shorter Award Term may be used for new participants.

Eligibility and Participation.   Participation in the plan is limited to key Toro employees who are in a position to have a significant and positive impact on Toro’s financial results, as selected by the committee. Approximately 14 individuals are expected to receive awards under the plan annually.

Performance Goals.   Performance Shares will vest and be payable only if Toro achieves Performance Goals established in advance by the committee. Performance Goal measures that may be used under the plan include cumulative earnings, cumulative earnings per share, profit after tax, net income, return on invested capital, invested capital dollars, earnings per share, average net assets, after-tax interest expense, return on average net assets, average net asset turns, cumulative average net assets turns, return on equity, return on beginning equity, revenue growth, earnings growth, economic value added, fill rate, customer care and customer satisfaction scores. Stockholders have previously approved these Performance Goals. In recent years, the committee has used cumulative average net asset turns and cumulative net income plus after-tax interest expense as the Performance Goals.

Maximum Award.   The maximum number of Performance Shares that may be granted to a plan participant with respect to any Award Term is 100,000 shares, subject to adjustment to give effect to adjustments in the Common Stock or changes in Toro’s corporate structure. This maximum has previously been approved by stockholders.

Payment.   Before payment or delivery of Common Stock may be made under the plan to any participant who is a person referred to in Section 162(m), the committee must certify that the Performance Goals established with respect to the award have been achieved. Award payments are made in Common Stock, although a participant may defer award Performance Share compensation into Common Stock units under the Officers Deferred Plan.

Change of Control.   In the event of a change of control of Toro (as defined in the plan), Performance Shares that have been awarded but have not yet vested will vest and become immediately payable.

Scale Back.   At any time during an Award Term of more than one fiscal year, the committee may cancel a portion of the Performance Shares in any Performance Share Award prior to the conclusion of the Award Term (a “scale back”), if the Performance Share Award has not yet vested and if the committee determines, based on financial information contained in the company’s financial statements or similar internal reports, that the Performance Goals for the Award Term cannot be achieved at the maximum levels established at the time of grant. Performance Share Awards must be scaled back in proportion to the estimated shortfall in achievement of Performance Goals from maximum levels, and once scaled back, may not again be increased to add or recover Performance Shares that were canceled. Performance Shares canceled in a scale back become available for grant of new Performance Share Awards for any future Award Term. This provision may not be used in any manner that could have the effect of repricing a previous Performance Share Award grant.

Miscellaneous.   Neither Performance Shares nor Performance Share Awards may be transferred. We will make payment pursuant to a Performance Share Award only to an employee who has been continuously employed since the date the award was granted, except that in the event of death, disability or retirement as defined in the plan, shares of Common Stock will be delivered with respect to an award if otherwise earned, subject to proration to reflect the portion of the applicable Award Term completed at the date of death, disability or retirement.

Shares Authorized.   The number of shares of Common Stock authorized for issuance under the Plan is 3,000,000, subject to adjustment in the event of a stock split, recapitalization or similar change affecting Toro, the Common Stock or Toro’s capital structure, as described in the Plan. Shares of Common Stock that may be issued under the Performance Share Plan may be authorized but unissued shares, reacquired or treasury shares or outstanding shares acquired in the market or from private sources or a combination thereof.

Plan Amendment and Termination.   The committee may amend, suspend or terminate the plan at any time, with or without advance notice to participants, but no amendment will be effective that would increase the maximum number of Performance Shares that may be granted to a participant, that would change the stated Performance Goal criteria or that would modify the requirements as to eligibility for participation, unless Toro’s stockholders approve the change in accordance with the requirements of Section 162(m).

Benefits.   It is not presently possible to determine the dollar value of award payments that may be made, or the individuals who may be selected for such awards, in the future under this plan. Award payments with respect to the three year Award Term of Fiscal 2004 to 2006 made to the Chief Executive Officer and each of the named executive officers are shown in the Summary

Compensation Table including Note 4 to such table, and grants of awards for the three-year Award Term of Fiscal 2006 through 2008 are shown in the Long-Term Incentive Compensation table. The dollar value of Performance Shares awarded to all executive officers as a group in Fiscal 2006 with respect to the Award Term of Fiscal 2006 through Fiscal 2008 aggregated $5,425,650 and to non-executive officer employees as a group aggregated $120,570. These amounts are based on the closing price of Toro Common Stock on November 30, 2005. Nonemployee directors are not eligible to participate in this plan.

The Board of Directors unanimously recommends a vote FOR re-approval of The Toro Company Performance Share Plan.

PROPOSAL THREE—RATIFY SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has again selected KPMG LLP to serve as our independent registered public accounting firm for Fiscal 2007. Although it is not required to do so, the Board of Directors is asking you to ratify the Audit Committee’s selection of KPMG LLP. Even if the selection is ratified, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of Toro and its stockholders. If the stockholders do not approve the selection of KPMG LLP, the Audit Committee will reconsider its selection.

Representatives of KPMG LLP will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The following table presents fees billed by KPMG LLP for professional services for Fiscal 2006 and 2005, by category, as described in the notes to the table. All fees paid to KPMG were pre-approved by the Audit Committee.

	2006	2005
Audit Fees(1)	$1,405,600	$1,650,300
Audit-Related Fees(2)	45,000	69,000
Tax Fees(3)	48,000	61,000
All Other Fees	-0-	-0-

(1)       Audit Fees for Fiscal 2006 and Fiscal 2005 include aggregate fees billed or expected to be billed for professional services rendered by KPMG LLP in connection with the audit of Toro’s annual financial statements, review of financial statements included in Toro’s quarterly reports on Form 10-Q and statutory audits of certain of Toro’s international subsidiaries. Audit fees for Fiscal 2006 also include professional services rendered for the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)       Aggregate fees billed for KPMG LLP’s assurance and services reasonably related to the performance of the audit or review of Toro’s financial statements, including benefit plan audits.

(3)       Aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning, including preparation of tax forms and some consulting for overseas and foreign tax matters.

Auditor Fees Pre-approval Policy

In 2003, the Audit Committee amended provisions of its charter on approval of audit and non-audit services to be provided by the independent registered public accounting firm to Toro. The provision requires that the committee review and pre-approve in advance the fees and types of audit services and non-audit services to be performed by the independent public accountants, other than de minimus non-audit services allowed by relevant law. The committee may periodically pre-approve the retention of the independent registered public accounting firm for additional non-audit services. All of the services provided by KPMG LLP for which Toro paid Audit-Related Fees and Tax Fees, as shown in the table above, were approved by the committee in accordance with its pre-approval policy.

The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as Toro’s independent registered public accounting firm for Fiscal 2007.

CORPORATE GOVERNANCE

Corporate Governance Certification

In accordance with NYSE Listing Standard 303A.12, Mr. Hoffman, Toro’s Chief Executive Officer, certified to the NYSE, as of March 17, 2006, that he was unaware of any violation by Toro of the NYSE’s corporate governance listing standards.

Board of Directors Business Ethics Policy Statement

It is the policy of Toro to maintain the highest level of moral, ethical and legal standards in the conduct of its business. Pursuant to the Board’s Corporate Governance guidelines, the Board has adopted, and each member annually signs, a Business Ethics Policy Statement. The Policy is published on our web site at www.thetorocompany.com/corporategovernance. A copy of the Policy is available in print without charge to any person who requests it. Please address your request to Toro’s Assistant Corporate Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196, or by telephone at 888-237-3054, or by email at jeanne.ryan@toro.com.

Code of Conduct and Code of Ethics for the CEO and Senior Financial Officers

All of our employees, including our Chief Executive Officer and other senior executives, are required to comply with our long-standing Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Toro’s continued growth and profitability are linked to our ability to make decisions that are consistent with our traditional business values and ethical principles. The Board of Directors adopted a Code of Ethics for the CEO and Senior Financial Officers applicable to the Chief Executive Officer, Chief Financial Officer (Toro’s principal financial officer), Managing Director and Corporate Controller (Toro’s principal accounting officer and controller), and to all business unit controllers and senior accounting personnel identified by the Corporate Controller (“Senior Financial Officers”) who are bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with the law. Toro’s Code of Conduct and its Code of Ethics for the CEO and Senior Financial Officers are published on our web site at www.thetorocompany.com/corporategovernance. Copies of the codes are available in print without charge to any person who requests them. Please address your request to Toro’s Assistant Corporate Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196, or by telephone at 888-237-3054, or by email at jeanne.ryan@toro.com.

Complaint Procedure; Communications with Directors

In Fiscal 2006, the Board of Directors appointed Robert C. Buhrmaster as presiding non-management director (sometimes referred to as the “lead director”) with the responsibility to facilitate communications by stockholders, interested parties and employees directly with the independent, non-management members of the Board of Directors, as well as to convene and preside at executive sessions of the Board. The presiding non-management director maintains a special telephone line in his office, for the purposes described below.

As required by the Sarbanes-Oxley Act of 2002, we maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding these matters by any employee. Any employee who believes he or she has witnessed an incident involving financial fraud may leave a confidential or anonymous message at 1-800-850-7247 (U.S.) or +1-703-797-1734 (outside U.S.) or for the presiding non-management director, Robert C. Buhrmaster, at 952-887-7268.

Toro’s Board of Directors has also established a process for stockholders and interested parties to send communications to the non-management directors. Stockholders and interested parties may communicate with the Board or the non-management directors through the presiding non-management director by calling 952-887-7268 or by writing to Toro’s Corporate Secretary, 8111 Lyndale Avenue South, Bloomington, MN 55420. Communications sent to Toro addressed to the Board of Directors or to any non-management director are reviewed by the Corporate Secretary. Some types of communications will not be forwarded to the presiding non-management director. These include job inquiries, surveys and requests for information about Toro, offers of goods and services, requests for donations and sponsorships and product ideas, as well as communications unrelated to Toro or its business. If the communication does not fall in one of these categories, it will be forwarded to the presiding non-management director.

Concerns and questions relating to accounting, internal accounting controls, financial policy, risk management or auditing matters are brought to the attention of the Audit Committee chair and are handled in accordance with procedures established by the Audit Committee. These concerns may also be reported through Toro’s anonymous confidential compliance line at 1-800-850-7247 (from the U.S.) or 1-703-797-1734 (from outside the U.S.) or to the presiding non-management director at 952-887-7268. If requested, Toro will endeavor to keep information that has been submitted confidential, subject to any need to conduct an effective investigation and take appropriate action. At this time, no material or other action has been taken by the Board of Directors as a result of a stockholder or interested party communication.

From time to time we revise Toro’s Corporate Governance Guidelines in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituencies. Toro’s Corporate Governance Guidelines are published on our web site at www.thetorocompany.com/corporategovernance. You may obtain a copy of the guidelines in print by addressing your request to Toro’s Assistant Corporate Secretary at 8111 Lyndale Avenue South, Bloomington, Minnesota, by telephone 888-237-3054, or by email at jeanne.ryan@toro.com.

OTHER INFORMATION

Stockholder Proposals for Annual Meeting in 2008

The 2008 Annual Meeting of Stockholders is expected to be held on March 11, 2008. If you wish to make a proposal to be included in Toro’s Proxy Statement for the 2008 Annual Meeting, you must ensure that Toro’s Secretary receives it no later than the close of business on October 3, 2007, unless the date of the meeting is delayed by more than 30 calendar days.

Under Toro’s Bylaws, if you wish to nominate a candidate for election to the Board of Directors or propose other business at the 2008 Annual Meeting, you must give complete and timely written notice to Toro’s Secretary, not later than December 17, 2007 nor earlier than November 2, 2007. If the date of the meeting is advanced by more than 30 days or delayed by more than 60 days, your notice must be delivered not earlier than the 90th day nor later than the 60th day prior to the rescheduled meeting, or the 10th day following the day on which Toro first makes public announcement of the rescheduled meeting. If you would like a copy of Toro’s Bylaws, you may write to Toro’s Secretary or obtain a copy through the SEC’s EDGAR filing database at www.sec.gov/edgar/searchedgar/webusers.htm (Exhibit 3 to Toro’s Current Report on Form 8-K dated November 30, 2005). If a proposal is not timely and properly made in accordance with the procedures set forth in the Bylaws, it will be defective and may not be brought before the meeting. If the proposal is nonetheless brought before the meeting and the chairman of the meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Toro’s Proxy Statement or Annual Report to Stockholders, including Toro’s Annual Report on Form 10-K may have been sent to multiple stockholders at a shared address. Additional copies of these documents are available in print to any stockholder who requests them. Please address your request to Toro’s Investor Relations Department at 8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196, or by telephone at 952-887-7141, or by email at invest@toro.com. Any stockholder who wants to receive separate copies of Toro’s Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee record holder. A copy of these documents may also be downloaded and printed from Toro’s web site at www.thetorocompany.com/corporategovernance.

Electronic Delivery of Proxy Materials and Annual Report

Stockholders may request electronic delivery of our proxy materials and Annual Report online at www.thetorocompany.com (click on “Investor Information,” then “Stockholder Services”, select your stockholder category and follow instructions to activate E-Delivery).

Annual Report

Toro’s 2006 Annual Report to Stockholders, which contains Toro’s Annual Report on Form 10-K for Fiscal 2006 (the fiscal year ended October 31, 2006), is enclosed with the mailing of this Proxy Statement to stockholders of record. The Form 10-K includes consolidated financial statements and notes, selected financial data, supplementary financial information, information on Toro Common Stock prices and dividends and on our business and industry segments, and our Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Annual Report contains a list of our officers who are designated as executive officers, as required by Securities and Exchange Commission rules. Additional information about Toro’s businesses is also included in the Annual Report, but that information is not part of Toro’s disclosure deemed to be filed with the Securities and Exchange Commission. If you are a stockholder who has received this Proxy Statement soliciting your vote and it is not accompanied by the 2006 Annual Report and Form 10-K, we will provide you, without charge, a copy of our Annual Report to Stockholders, if you send a written request to N. Jeanne Ryan, Assistant Corporate Secretary, The Toro Company, 8111 Lyndale Avenue South, Bloomington, MN 55420 or email her a written request at jeanne.ryan@toro.com.

Cost and Method of Solicitation

Toro will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of the Common Stock. Toro will reimburse them for reasonable out-of-pocket expenses. In addition to solicitation by mail, directors, officers and employees of Toro may solicit proxies by telephone, electronic transmission and personally. They will receive no compensation for such services other than regular employee compensation. Toro has retained Morrow & Co. for an estimated fee of $7,500 plus out of pocket expenses, to assist in soliciting proxies.

Other Business

We know of no other matters that may come before the Annual Meeting. However, if matters other than those referred to above should properly come before the Annual Meeting, the persons named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

January 31, 2007

BY ORDER OF THE BOARD OF DIRECTORS

J. LAWRENCE MCINTYRE
Vice President, Secretary and General Counsel

Appendix

The Toro Company Performance Share Plan

The Toro Company
Performance Share Plan

1.               Purpose.   The purpose of The Toro Company Performance Share Plan (the “Plan”) is to enhance long-term stockholder value of The Toro Company (the “Company”), by reinforcing the incentives of key executives to achieve long-term performance goals of the Company; to link a significant portion of a participant’s compensation to the achievement by the Company of performance goals and to the value of the Company’s Common Stock, par value $1.00 per share, and related Preferred Share Purchase Rights (“Common Stock”); and to attract and motivate executives and to encourage their continued employment on a competitive basis. The purposes of the Plan are to be achieved by the grant of Performance Share Awards.

2.               Eligibility and Participation.   Key employees of the Company, who, through their position or performance, can have a significant, positive impact on the Company’s financial results, shall be eligible to participate in the Plan. The Compensation Committee (the “Committee”) shall select recipients of Performance Shares (“Plan Participants”). Newly-hired and newly-promoted executives may be selected as Plan Participants subject to the provisions of paragraph 3.c.(ii), if applicable.

3.               Performance Share Awards.

a.               Performance Share Defined.   A Performance Share is a right to receive shares of Common Stock or Common Stock units, contingent on the achievement of performance goals of the Company during a three-year period, except that a shorter period may be established for new participants (the “Award Term”). A Performance Share Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

b.              Vesting.   Performance Shares shall be subject to forfeiture until they vest and shall vest only after the conclusion of the Award Term, and only if the Committee makes the certification required by paragraph 3.c.(iv), except as may otherwise be provided in paragraphs 3.e.(i), 3.e.(ii) and 3.e.(iv).

c.               Section 162(m) Conditions.   Performance Share Awards may be designated as “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(i)           Performance Goals.   The performance goal criteria (“Performance Goals”) that may be used by the Committee for Performance Shares shall include one or more of the following, as selected by the Committee: cumulative earnings, cumulative earnings per share, profit after tax, net income, return on invested capital, invested capital dollars, earnings per share, average net assets, after-tax interest expense, return on average net assets, average net asset turns, cumulative average net asset turns, return on equity, return on beginning equity, revenue growth, earnings growth, economic value added, fill rate, customer care and customer satisfaction scores.

(ii)       Establishment of Performance Goals.   Performance Share Awards designated “performance-based compensation” shall be granted, and Performance Goals shall be established, by the Committee in writing not later than 90 days after the commencement of the period of service to which the Performance Goal relates, or such other period required under Section 162(m) of the Code, provided that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be preestablished if it is established after 25% of the period of service (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

(iii)   Section 162(m) Maximum Award Payment.   With respect to a Performance Share Award that is designated “performance-based compensation” for purposes of Section 162(m), the maximum number of shares that may be issued under the award shall be set at the time the Committee grants the award and establishes Performance Goals under the award. Notwithstanding any other provision of this Plan, the maximum number of Performance Shares that may be granted to a Plan Participant with respect to any Award Term is 100,000, subject to adjustment as provided in paragraph 4.

(iv)    Certification of Payment.   Before any payment or delivery of shares of Common Stock is made under the Plan to any Participant who is a person referred to in Section 162(m), the Committee must certify in writing, as reflected in the minutes, that the Performance Goals established with respect to a Performance Share Award have been achieved. To the extent necessary with respect to any fiscal year or Award Term, in order to avoid any undue windfall or hardship due to external causes, the Committee may make the determination as to whether a Performance Goal has been achieved without regard to the effect on the Performance Goal measure, as it may otherwise be presented in the financial statements, of any change in accounting standards, any acquisition by the Company not planned for at the time the Performance Goals are established or any Board-approved extraordinary or non-recurring event or item. With respect to any Plan Participant who is a person referred to in Section 162(m), the Committee shall have the discretion to decrease an award payment under a Performance Share Award, but may not under any circumstances increase such amount.

d.              Delivery.   Certificates for shares of Common Stock in the number of Performance Shares that vest under an award will be delivered as soon as possible after the applicable vesting requirements (including accelerated vesting under paragraph 3.e.(iv)) have been fulfilled, except that if a Plan Participant has properly elected to defer income that may be attributable to an award under a Company deferred compensation plan, Common Stock units will be credited to the Plan Participant’s account thereunder. In the event vesting requirements are not fulfilled or in the event Performance Shares are canceled under the provisions of paragraph 3.e.(v), Performance Shares shall be canceled and have no value.

e.               Vesting and Cancellation Under Special Circumstances.

(i)           Retirement, Death or Disability.   If a Plan Participant retires, dies or becomes permanently disabled and unable to work prior to the end of an Award Term, but after the conclusion of not less than 33% of the Award Term, the Committee may, in its sole discretion, cause shares of Common Stock to be delivered with respect to the participant’s Performance Share Award, but only if otherwise earned and only with respect to the portion of the applicable Award Term completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years. “Retirement” means termination of employment with the Company at age 55 or older and with a number of years of service to the Company that, when added together with the participant’s age, equals at least 65. The Committee shall consider the requirements of paragraph (A) under this paragraph 3.e.(i) and shall have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver shares, including whether the participant again becomes employed. Shares shall be delivered only after the conclusion of the applicable Award Term in accordance with paragraphs 3.b., 3.c. and 3.d. of the Plan.

(A)   Non-compete.   Notwithstanding the foregoing, if a Plan Participant retires prior to age 65, and within one year after the later of the date of that retirement or the date shares are delivered pursuant to paragraph 3.e.(i), the Plan Participant (a) is employed or retained by or renders service to any organization that, directly or indirectly, competes with or becomes competitive with the Company, or if the rendering of such services is prejudicial or in conflict with the interests of the Company; or (b) violates any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights with the Company, or (c) engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company, the Company may rescind or restrict the special vesting under this paragraph 3.e.(i) or withhold or have the right to the return of the economic value of the Performance Shares that vested under this paragraph; provided, however, that this provision shall not be applicable in the event of a Change of Control.

(ii)       Reassignment.   If prior to the end of an Award Term, a Plan Participant is reassigned to a position with the Company (including a subsidiary or parent of the Company), and that position is not eligible to participate in the Plan, but the Plan Participant does not terminate employment with the Company, the Committee may, in its sole discretion, cause shares of Common Stock to be delivered with respect to the participant’s Performance Share Award, but only if otherwise earned and only with respect to the portion of the applicable Award Term completed at the date of such reassignment, based on full fiscal years only, with no shares to be delivered for partial fiscal years.

(iii)   Other Termination.   In the event that a Plan Participant terminates employment with the Company other than by reason of retirement, death or disability as provided in paragraph 3.e.(i), Performance Shares in such participant’s name that have not yet vested shall not vest and shall be canceled.

(iv)    Change of Control.   Notwithstanding the provisions of paragraphs 3.b. and 3.c., all Performance Shares that have not yet vested shall vest and become immediately payable if there is a change of control of the Company.

Change of Control means:

(A)         The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (a) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (A), the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition by any corporation pursuant to a transaction that complies with clauses (a), (b) and (c) of paragraph (C) of this paragraph 3.e.(iv); or

(B)           Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(C)          Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(D)         Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(v)        Committee Discretion to Scale Back Awards.   At any time during an Award Term of more than one fiscal year, the Committee may, in its discretion, cancel a portion of the Performance Shares in any Performance Share Award prior to the conclusion of the Award Term (a “Scale Back”), provided that:

(A)         the Performance Share Award has not yet vested;

(B)           based on financial information contained in the Company’s financial statements or similar internal reports, the Committee determines that the Performance Goals for the Award Term cannot be achieved at the maximum levels established at the time of grant;

(C)          Performance Share Awards shall be Scaled Back in proportion to the estimated short fall in achievement of Performance Goals from maximum levels;

(D)         all Performance Share Awards for the same Award Term are Scaled Back by the same percentage;

(E)           once an award is Scaled Back, it may not again be increased to add or recover Performance Shares that were canceled; and

(F)            Performance Shares canceled in a Scale Back shall again be available to the Committee for grant of new Performance Share Awards for any future Award Term. This provision shall not be used in any manner that could have the effect of repricing a previous Performance Share Award grant.

f.                 Dividends and Voting.   A Plan Participant shall have no rights as a stockholder with respect to Performance Shares unless and until Common Stock or Common Stock units are issued in settlement of the award.

g.               Non-transferability.   Neither Performance Shares nor Performance Share Awards nor any interest in any one of such awards or shares may be anticipated, alienated, encumbered, sold, pledged, assigned, transferred or subjected to any charge or legal process, other than by will or the laws of descent and distribution, so long as the Performance Shares have not vested and shares of Common Stock have not been distributed in accordance with the Plan, and any sale, pledge, assignment or other attempted transfer shall be null and void. A Plan Participant may receive payment under a Performance Share Award only while an employee of the Company and only if continuously employed from the date the award was granted, except as may otherwise be provided in paragraphs 3.e.(i) and 3.e.(ii).

4.               Maximum Shares Subject to Performance Share Awards.   Subject to the provisions of paragraph 4.a., the total number of shares of Common Stock that may be issued pursuant to Performance Share Awards under the Plan is 3,000,000. Shares of Common Stock that may be issued hereunder may be authorized but unissued shares, reacquired or treasury shares or outstanding shares acquired in the market or from private sources or a combination thereof.

a.               Adjustments.   In the event of a corporate transaction involving the Company, the Common Stock or the Company’s corporate or capital structure, including but not limited to any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, reclassification, split-up, spin-off, combination or exchange of shares, or a sale of the Company or of all or part of its assets or any distribution to stockholders other than a normal cash dividend, the Committee shall make such proportional adjustments as are necessary to preserve the benefits or potential benefits of the Performance Share Awards. Action by the Committee may include all or any of adjustment in (i) the maximum number and kind of securities subject to the Plan as set forth in this paragraph; (ii) the maximum number and kind of securities that may be made subject to Performance Share Awards for any individual as set forth in paragraph 3.c. (iii); (iii) the number and kind of securities subject to any outstanding Award; and (iv) any other adjustments that the Committee determines to be equitable.

5.               Administration.   The Plan shall be administered by the Committee. The Committee shall have the authority to administer the Plan; establish policies under the Plan; amend the Plan, subject to the provisions of paragraph 8; interpret provisions of the Plan; select Plan Participants; establish Performance Goals; make Performance Share Awards; or terminate the Plan, in its sole discretion. The Committee may delegate administrative duties and all decisions not required to be exercised by it under Section 162(m) or Section 16 of the Exchange Act, as it solely determines, including to Company officers. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders and Plan Participants.

6.               Tax Withholding.   The Company shall have the right to deduct from any settlement made under the Plan or to require the Participant to pay the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to the grant, vesting, payment or settlement of an award under this Plan, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is withheld or surrendered to satisfy tax withholding, such stock shall be valued at its fair market value as of the date it is withheld or surrendered. The Company may also deduct from any award settlement any other amounts due the Company by the Plan Participant.

7.               Governing Law.   The Plan, awards granted under the Plan, agreements entered into under the Plan and Performance Shares shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or an award or agreement or Performance Shares to the substantive law of another jurisdiction.

8.               Plan Amendment and Termination.   The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Plan Participants, provided that no amendment to the Plan shall be effective that would increase the maximum number of Performance Shares that may be granted under paragraph 3.c.(iii) to a participant who is a person referred to in Section 162(m); that would change the Performance Goal criteria applicable to a participant who is a person referred to in Section 162(m) for payment of awards as set forth in paragraph 3.c.(i); or that would modify the requirements as to eligibility for participation under paragraph 2, unless the stockholders of the Company shall have approved such change in accordance with the requirements of Section 162(m). No amendment, modification or termination of the Plan may adversely affect in a material manner any right of any Plan Participant with respect to any Performance Share Award theretofore granted without such participant’s written consent.

9.               Effective Date of the Plan and Amendments.   The Plan first became effective on November 18, 1998. Any amendment to the Plan shall be effective on the date established by the Committee, subject to stockholder approval, if required under the provisions of paragraph 8.

THE TORO COMPANY

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, March 13, 2007
1:30 p.m. C.S.T.

The Toro Company
8111 Lyndale Avenue South
Bloomington, MN  55420

The Toro Company
8111 Lyndale Avenue South
Bloomington, MN 55420	Proxy
This Proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on March 13, 2007.

The shares of stock held in this account or in a dividend reinvestment account will be voted as you specify on the reverse side or by telephone or Internet. Shares held in employee benefit plans for which a Proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants.

If no choice is specified, the Proxy will be voted “FOR” Items 1, 2 and 3.

By signing, dating and returning this Proxy card, you revoke all prior proxies, including any Proxy previously given by telephone or Internet, and appoint M. J. Hoffman and J. L. McIntyre, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matter which may properly come before the Annual Meeting and all adjournments.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) See reverse for voting instructions.

8111 LYNDALE AVENUE SOUTH BLOOMINGTON, MN 55420	There are three ways to vote your Proxy.

Your telephone or Internet vote authorizes M. J. Hoffman and J. L.
McIntyre, or either of them (the Named Proxies), to vote these shares in the same manner as if you marked, signed, dated and returned your Proxy card.

VOTE BY PHONE - 1-800-690-6903 QUICK***EASY***IMMEDIATE

Use any touch-tone telephone to transmit your voting instructions up until 12:00 P.M. (CST) on March 12, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com QUICK *** EASY *** IMMEDIATE

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12:00 P.M. (CST) on March 12, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Toro Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you voted by telephone or Internet, please do not mail your Proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TOROC1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

THE TORO COMPANY

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

Vote on Directors			For	Withhold	For All	To withhold authority to vote for any individual
1. Election of Directors:			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 R.C. Buhrmaster			☐	☐	☐
02 W.H. Buxton 03 R.H. Nassau 04 C.A. Twomey

Vote on Proposals						For	Against	Abstain

2. Re-approve The Toro Company Performance Share Plan						☐	☐	☐

3. Ratify selection of independent registered public accounting firm						☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Please sign exactly as your name(s) appear(s) on this Proxy.  If held in joint tenancy, all persons must sign.  Trustees, administrators, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date